UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 11, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

Texas

(State or other jurisdiction of incorporation)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On June 11, 2008, Atwood Oceanics, Inc. (the “Company”) announced that its Board of Directors approved a two-for-one stock split of its common stock to be effected in the form of a 100% stock dividend payable July 11, 2008, on all shares of common stock outstanding as of the close of business on June 27, 2008.

As previously reported, at the Company’s annual shareholders’ meeting on February 14, 2008, the shareholders of the Company approved the proposal for the adoption of Amendment No. 1 to the Amended and Restated Certificate of Formation (the “Amendment”) in order to increase the number of authorized shares of common stock from 50,000,000 to 90,000,000, thereby facilitating the ability of the Board of Directors to implement a two-for-one stock split in the form of a 100% stock dividend. On February 14, 2008, the Company filed the Amendment with the Secretary of State of the State of Texas.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors:  the Company’s dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with a possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

ITEM 9.01     FINANCIAL STATEMENT AND EXHIBITS

(d)     99.1      Press Release dated June 11, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ATWOOD OCEANICS, INC.
                                             (Registrant)

                                              /s/ James M. Holland
                                             James M. Holland
                                             Senior Vice President

                                             DATE: June 11, 2008